[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                  April 24, 1998

Mrs. Fields' Original Cookies, Inc.
The Mrs. Fields' Brand, Inc
462 West Bearcat Drive
Salt Lake City, Utah 84115


                                        Re:      Exchange Offer for $100,000,000
                                               10 1/8% Old Senior Notes due 2004
                                             Mrs. Fields' Original Cookies, Inc.
                                              Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $100,000,000 aggregate principal amount of the Company's 10 1/8% Series B Senior Notes Due 2004 (the "New Senior Notes"), which are to be guaranteed pursuant to a guarantee (the "Guarantee" and, together with the New Notes, the "Securities") by The Mrs. Fields Brand, Inc., a Delaware corporation (the "Guarantor"). The New Senior Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 1/8% Series A Senior Notes Due 2004 of the Company (the "Old Senior Notes"), and are to be governed by an Indenture dated as of November 26, 1997 (the "Indenture"), by and among the Company, the Guarantor and The Bank of New York, as Trustee (the "Trustee").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-45179) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on January 29, 1998 under the Act, Amendment No.1 thereto, filed with the Commission on March 23, 1998, Amendment No. 2 thereto, filed with the commission on April 7, 1998, Amendment No. 3, thereto, filed with the commission on April 21, 1998 and Amendment No. 4, thereto, filed with the cmmission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) an executed copy of the Registration Rights Agreement dated November 26, 1997 (the "Registration Rights Agreement"), by and among the Company, the Guarantor and Jefferies & Companies, Inc. and BT Alex.Brown Incorporated, (iii) an executed copy of the Indenture, (iv) the Restated Certificates of Incorporation of the Company and the Guarantor, as amended to date, (v) the By-Laws of the Company and the Guarantor, as amended to date, (vi) certain resolutions adopted by the Board of Directors of the Company (dated October 30, 1997), relating to, among other things, the Exchange Offer, the issuance of the Old Senior Notes and the New Senior Notes, the Indenture and related matters, (vii) certain resolutions adopted by the Board of Directors of the Guarantor (dated November 26, 1997) relating to, among other things, the issuance of the Guarantee by the Guarantor, (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, and (ix) the form of the New Senior Notes (including the form of the Guarantees) included as exhibits to the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Guarantor, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Guarantor and others.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing and limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the New Senior Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Senior Notes surrendered in exchange thereof in accordance with the terms of the Exchange Offer, the New Senior Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Guarantee will constitute a valid and binding obligation of the Guarantor entitled to the benefits of the Indenture, enforceable against the Guarantor, in each case, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the foregoing, we have assumed that the execution and delivery by the Company and the Guarantor of the Securities and the Indenture and the performance by the Company and the Guarantor of their respective obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company, the Guarantor or any of their properties is subject (except that we do not make the assumptions set forth in this clause (i) with respect to the Restated Certificates of Incorporation or By-Laws of each of the Company and the Guarantor), (ii) any law, rule or regulation to which the Company and the Guarantor are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the General Corporation Law of the State of Delaware and those laws, rules and regulations (other than securities and antifraud laws) of the State of New York that, in our experience, are normally applicable to transactions of the type provided for by the Indenture and the Securities (it being understood that we have made no special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP